UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 1, 2017

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jursidiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

520 Madison Avenue, 32nd Fl
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 1, 2017, the registrant issued a press release announcing its financial results for the quarter ended March 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

On May 1, 2017, the registrant posted supplemental financial information on the Investor Relations section of its website (www.chimerareit.com). A copy of the supplemental financial information is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 1, 2017, the registrant issued a press release announcing the declaration of its second quarter cash dividend of $0.50 per share of common stock, $0.50 per share of Series A Cumulative Redeemable Preferred Stock, and $0.68333 per share of Series B Cumulative Redeemable Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated May 1, 2017, issued by Chimera Investment Corporation
99.2	Supplemental Financial Information for the quarter ended March 31, 2017
99.3	Press Release, dated May 1, 2017, issued by Chimera Investment Corporation

SIGNATURES
             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
      Chimera Investment Corporation
       By: /s/ Rob Colligan
             Name:    Rob Colligan
             Title:    Chief Financial Officer
Date: May 1, 2017